SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 17, 2003
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                         Primecore Mortgage Trust, Inc.
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             (Exact name of registrant as specified in its charter)

     Maryland                      0-30507                      94-3324992
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 (State or other jurisdiction    (Commission                  IRS Employer
  of incorporation)               File Number)               Identification No.)

                     99 El Camino Real, Menlo Park, CA    94025
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

On July 17, 2003 the Board of Directors adopted a policy which becomes effective following the dividends to be declared payable August 31, 2003, that are anticipated to be paid on or about September 7, 2003, that return of capital dividend payments to shareholders shall be suspended and no dividends shall be declared or paid until such time as the Board of Directors determines that it is in the Company's best interests to resume the payment of dividends and only if such distribution does not reduce the net asset value per share of stock as the value is described in our Redemption Policy dated February 12, 2003. The Redemption Policy is set forth in detail in the Current Reporrt dated
February 18, 2003.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   July 18, 2003                 Primecore Mortgage Trust, Inc.


                                   By: /s/ MICHAEL RIDER
                                       Michael Rider, Chief Financial Officer




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